UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 29, 2008

VYYO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30189	94-3241270
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6625 The Corners Parkway, Suite 100, Norcross, Georgia		30092
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code  (678) 282-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                        Results of Operations and Financial Condition.

On February 4, 2008, the Company issued a press release announcing its financial results for its third fiscal quarter ended December 31, 2007.  As previously reported, the Company changed its fiscal year end from December 31 to March 31 effective December 3, 2007.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety by reference.

The information in this Current Report on Form 8-K and in the accompanying exhibit is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Current Report on Form 8-K and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 2.05.                                        Costs Associated with Exit or Disposal Activities.

On January 30, 2008, the Company’s Board of Directors approved, and on January 31, 2008, the Company internally announced, its intent to simplify the Company’s structure by streamlining its corporate organization and reducing operating costs to better address market needs and revenue opportunities in the cable industry.  As a result, the Company began implementing a restructuring plan and expects to record a restructuring charge in the fourth fiscal quarter ended March 31, 2008 in the range of $5.0 million to $7.0 million.  This charge will be utilized to cover severance payments and other employee-related costs associated with the involuntary termination of approximately 100 employees of approximately $3.0 million to $4.0 million, the write-off of inventory of approximately $1.0 to $1.5 million and the vacating of certain operating building leases in Israel and related ancillary costs of approximately $1.0 million to $1.5 million. A significant portion of these costs were related to the Company’s continuing strategy to focus on its cable solutions segment, to consolidate facilities in the United States and to significantly downsize its wireless solutions segment to support current customers only.

The workforce reduction and reduction of outsourced services and contractors impact all functions within the Company, both in Israel and the United States, and include management and non-management positions.  The Company expects that all functions currently performed in Israel will be moved to the United States by the quarter ended June 30, 2008, and the Company is currently exploring its options to mitigate its affected real estate lease obligations. The Company also expects to record other costs related to the consolidation of the Company’s operations at its Georgia facility, but at this time is unable to estimate the costs expected to be incurred and whether these costs will be material.  If material, the Company will disclose costs related to these actions promptly after they are determined.

The restructuring plan is expected to be completed in the quarter ended June 30, 2008 and is expected to reduce annual operating expenses by approximately $20.0 million, after payment of the severance costs described above.  These actions are consistent with the Company’s previous discussions concerning operating cost reductions and exit from the wireless business. Management continues to evaluate additional opportunities to reduce operating costs.

A copy of the press release announcing the restructuring is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety by reference.

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 29, 2008, the Company received notice from The Nasdaq Stock Market (“NASDAQ”) that for the last 10 consecutive trading days the market value of the Company’s listed securities has been below the minimum $50 million requirement for continued inclusion on The Nasdaq Global Market under Marketplace Rule 4450(b)(1)(A).  NASDAQ also informed the Company that it does not comply with Marketplace Rule 4450(b)(1)(B), which requires total assets and total revenue of $50 million each for the most recently completed fiscal year or two of the last three most recently completed fiscal years.  Under The Nasdaq Global Market Continued Listing Requirements, the Company may maintain its listing qualifications without complying with the total assets and total revenue requirement if it is in compliance with the requirements of Nasdaq Marketplace Rule 4450(b)(1)(A) with respect to the market value of its listed securities being at least $50 million.  The notice has no immediate effect on the listing of the Company’s securities, and its common stock will continue to trade on The Nasdaq Global Market.

Pursuant to Marketplace Rule 4450(e)(4), the Company was provided 30 calendar days, or until February 28, 2008, to regain compliance. If, at any time before February 28, 2008, the market value of Company’s listed securities is $50 million or more for a minimum of 10 consecutive business days, NASDAQ will determine if the Company complies with Marketplace Rule 4450(b)(1)(A). If compliance with the rule cannot be demonstrated by February 28, 2008, the Company shall have the right to appeal a staff determination to delist the Company’s securities and the Company’s securities will remain listed until completion of the appeal process.  In addition, if the Company satisfies the continued listing requirements for The Nasdaq Capital Market, the Company has the ability to apply to transfer its securities from The Nasdaq Global Market to The Nasdaq Capital Market.  If the Company submits a transfer application by February 28, 2008, the initiation of the delisting proceedings will be stayed pending NASDAQ’s review of the application.

The Company is presently considering a number of alternatives to regain compliance with Nasdaq Marketplace Rule 4450(b)(1)(A) to remain listed on The Nasdaq Global Market.  If the Company does not resolve the listing deficiency, the Company may apply for listing on The Nasdaq Capital Market.  The Company currently believes that it meets the criteria to transfer to The Nasdaq Capital Market.

A copy of the press release announcing the notification from NASDAQ is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety by reference.

Item 5.02.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(b)

Avner Kol.  On January 30, 2008, Avner Kol’s employment with the Company was terminated. Mr. Kol previously served as the Company’s Chief Operating Officer.  The Company will enter into a separation agreement with Mr. Kol regarding the terms of his separation, a copy of which will be filed with the Securities and Exchange Commission upon execution.

Item 5.02(e)

Amended and Restated Employment Agreement of David Gilo. Effective as of February 1, 2008, the Company entered into an Amended and Restated Employment Agreement with Davidi Gilo, the Company’s Chairman of the Board of Directors (the “Gilo Agreement”).  Under the Gilo Agreement, Mr. Gilo’s annual salary will be reduced from $200,000 to $12,000 in exchange for providing services to the Company for 20 hours per week.  The Gilo Agreement also contains amendments for the purpose of complying with Section 409A of the Internal Revenue Code.  Among these changes, the amendments require the payment of amounts subject to Section 409A to be delayed in certain circumstances for six months following termination of Mr. Gilo’s employment.  A copy of the Gilo Agreement will be filed with the Company’s Form 10-Q for its quarter ended December 31, 2007.

Item 8.01.                                        Other Events.

Amended and Restated Employment Agreement of James A. Chiddix.  Effective as of February 1, 2008, the Company amended its Consulting Agreement with James A. Chiddix, the Company’s Vice Chairman of the Board of Directors.  Under the amended agreement, Mr. Chiddix’s consulting fee will be reduced from $15,000 to $7,500 per month in exchange for providing certain services to the Company for on average 40 hours per month.  A copy of Mr. Chiddix’s Amended and Restated Consulting Agreement will be filed with the Company’s Form 10-Q for its quarter ended December 31, 2007.

Item 9.01.                                        Exhibits.

Item 9.01(d)

Exhibit
Number	Description of Exhibit
99.1	Press release of Vyyo Inc. dated February 4, 2008, furnished in accordance with Item 2.02 of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYYO INC.

Date: February 4, 2008	By:	/s/ Robert K. Mills
Robert K. Mills
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
99.1	Press release of Vyyo Inc. dated February 4, 2008, furnished in accordance with Item 2.02 of this Current Report on Form 8-K.